EXHIBIT 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

OF CHIEF FINANCIAL OFFICER

In connection with this quarterly report on Form 10-Q of Thor Industries, Inc. for the period ended April 30, 2015, I, Colleen Zuhl, Vice President and Chief Financial Officer of Thor Industries, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this Form 10-Q for the period ended April 30, 2015 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Form 10-Q for the period ended April 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of Thor Industries, Inc.

DATE: June 4, 2015	/s/ Colleen Zuhl
Colleen Zuhl
Vice President and Chief Financial Officer (Principal financial and accounting officer)